Exhibit 10(b)

Schedule A

Effective May 15, 2012

Company shall pay AMPF and AMPF accepts in full payment of its services under this Agreement, the following distribution fees:

(a) On Ameriprise Certificates issued on or before December 31, 2006, a distribution fee as provided by the distribution agreement in effect at the time of sale of the Certificate.

(b) On Ameriprise Certificates issued subsequent to December 31, 2006, a distribution fee shall be paid in accordance with the following schedule:

For Ameriprise Cash Reserve Certificate:

•                                          0.025% of the initial payment on the issue date of the certificate; and

•                                          0.025% of the certificate’s reserve at the beginning of the second and subsequent quarters from issue date.

For Ameriprise Flexible Savings Certificate:

•                                          For all terms except 7 and 13 months, 0.08% of the initial payment on the issue date of the certificate;

•                                          For all terms except 7 and 13 month, 0.08% of the certificate’s reserve at the beginning of the second and subsequent quarters from issue date;

•                                          For 7 month terms, 0.08% of the initial payment on the issue date of the certificate, 0.08% of the certificate’s reserve at the beginning of the second quarter from issue date of the certificate and 0.027% of the certificate’s reserve at the beginning of the last month of the certificate term; and

•                                          For 13 month terms, 0.032% of the initial payment on the issue date of the certificate, 0.032% of the certificate’s reserve at the beginning of the second, third and fourth quarters from issue date and 0.011% at the beginning of the last month of the certificate term.

For Ameriprise Installment Certificate:

•                                          2.5% of all payments received during the month (payments are made monthly).  This fee is paid on all payments received on or after issue of the certificate until the certificate’s maturity date.

For Ameriprise Market Strategy Certificate:

•                                          0.50% of the initial investment on the first day of the certificate’s term; and

•                                          0.50% of the certificate’s reserve at the beginning of each subsequent term.

For Ameriprise Stock Market Certificate:

•                                          0.50% of the initial investment on the first day of the certificate’s term; and

•                                          0.50% of the certificate’s reserve at the beginning of each subsequent term.

In addition, Company may pay distributors additional compensation for distribution activities under certain circumstances.  From time to time Company may pay or permit other promotional incentives, in cash or credit or other compensation.  As of December 31, 2006 any such additional compensation will be approved in advance by a majority the Company’s Independent Directors.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing Schedule A, which may be executed in counterparts, as of the date first written above.

AMERIPRISE CERTIFICATE COMPANY

By:	/s/ William F. Truscott
Name: William F. Truscott
Title: President and Chief Executive Officer

AMERIPRISE FINANCIAL SERVICES, INC.

By:	/s/ Donald E. Froude
Name: Donald E. Froude
Title: President and Chief Executive Officer